                                                                EXHIBIT 10.1(a)

       1 .  Definitions    As used in this Agreement:
            -----------

            (a) The term "Stock" shall mean all issued and outstanding shares of common stock of the Corporation, together with all shares of capital stock of the Corporation of any class which may hereafter be issued. Moreover, all references herein to Stock owned by a Shareholder includes the community interest, if any, of the spouse of such Shareholder in such Stock.

            (b) The term "Disposition" shall mean any transfer (whether by gift, will, intestacy, sale, partition or otherwise), pledge, mortgage or other encumbrance, or any other disposition of Stock whatsoever, whether voluntary or involuntary (provided that Stock pledged and/or mortgaged to the Corporation shall not be deemed to be a Disposition of said Stock). Notwithstanding the aforementioned, Stock transferred to members of the Siddons family or trusts established for the benefit of members of the Siddons family in settlement of the estate of R.F. Siddons, Jr. (the "Estate") and/or Stock transferred to R.C. Siddons from members of the Siddons family subsequent to settlement of the Estate shall not be deemed to be a Disposition of the Stock pursuant to this Agreement.

            (c) The term "Mandatory Disposition Event" shall mean any of the following: (i) the conviction of Shareholder of a felony; (ii) theft by Shareholder from the Travis Group; or (iii) Shareholder's entering into competition with the Travis Group either directly or by virtue of ownership of an equity interest of more than two (2%) percent in any venture, partnership or corporation which competes with the Travis Group.

       2.   Offer to the Shareholders. Except as herein provided, no Shareholder
            -------------------------
shall make any Disposition of any Stock without the written consent of the other Shareholders and the Corporation, or in the absence of such written consent, except pursuant to the provisions set forth in this Agreement.

            (a) Any Shareholder or legal representative of Shareholder desiring or required to make a Disposition of Stock ("Offeror" or "Selling Party") shall first make an offer (the "Offer") to sell such Stock to the other Shareholders (the "Offeree" or "Purchasing Party").

               STOCK TRANSFER RESTRICTION AND VOTING AGREEMENT

This Stock Transfer Restriction and Voting Agreement (the "Agreement") is executed as of January 1, 1992, by and between Travis Boats & Motors, Inc., a
         ----- ---------
Texas Corporation (the "Corporation") and E.D. Bohls, James C. Bohls, Jesse Cox, R.C. Siddons, Joe Simpson, Ron Spradling and Mark T. Walton (individually the "Shareholder" and collectively the "Shareholders"); and the respective spouses of the Shareholders.

                                  WITNESSETH
                                  ----------

Whereas, the Corporation is incorporated under the laws of the state of Texas with an authorized capitalization of fifty million (50,000,000) shares of common stock, ten cents ($0.10) par value, of which six hundred (600) shares are Issued and outstanding; and

Whereas, the Shareholders are the owners of all such issued and outstanding shares of common stock of the Corporation as follows:

NAME                              NUMBER OF SHARES
- ------------                      ----------------
E.D. Bohls                          142.105
James C. Bohls                       47.369
Jesse Cox                            47.369
R.C. Siddons                        126.316
Joe Simpson                          94.736
Ron Spradling                        47.369
Mark T. Walton                       94.736; and

Whereas, the Corporation and the Shareholders desire to promote their mutual interests and the interests of the Corporation by imposing certain restrictions and obligations on themselves and the shares of stock of the Corporation;

Whereas, the Shareholders individually or collectively may from time to time be employees of the Corporation or its affiliated and/or subsidiary companies (collectively the "Travis Group");

Now, therefore, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

            (b) The offer shall be sent to the other Shareholders and shall state the number of shares involved; the names of, and the price to be paid by any proposed purchasers; along with the terms and closing date of the proposed Disposition (collectively the "terms and conditions" of the offer).
The date of the offer shall be the later of the date on which a notice containing the offer has been so sent to all parties entitled to receive it or the date upon which all the other Shareholders learn of such desired Disposition or the Mandatory Disposition Event. The offer may be withdrawn prior to the exercise of any of the options granted in Paragraph 2(c).

            (c)  The other Shareholders shall have the option, for thirty
(30) days following the offer, to elect to purchase not less than all the Stock, subject to terms and conditions identical to (but no more favorable than) those set forth in the offer, in such proportions as they mutually agree; provided, however, that each Shareholder electing to purchase such Stock shall have the right to purchase, at a minimum, that proportion of the number of shares of Stock subject to the offer which the number of shares of Stock owned by such Shareholder bears to the total number of shares of Stock owned by all Shareholders electing to purchase. if the other Shareholders do not elect to purchase all the Stock subject to an Offer, the Corporation shall have the option for sixty (60) days following the offer, to elect to purchase not less than all the Stock subject to terms and conditions identical to (but no more favorable than) those set forth in the offer.

            (d) All options to purchase Stock hereunder may be exercised by the Purchasing Party giving the Offeror written notice of intent to purchase such Stock in accordance with the notice provisions of Paragraph 12 of this Agreement.

            (e) If, at the time that any Shareholder exercises options granted hereunder to purchase the Stock of the Offeror, there exist any personal guarantees by the Offeror covering the indebtedness of the Corporation, then the Shareholder exercising such option shall, as a condition to the exercise of the option, if not presently in place, execute such personal guarantees to cover the indebtedness of the Corporation in such amounts and to such creditors as are presently outstanding from Offeror to such creditors to cover the indebtedness of the Corporation.

            (f) The closing shall be the later of the date set forth for closing in the Offer or within thirty (3O) days of the date of the election to purchase the Stock.

            (g) If the other Shareholders or Corporation do not elect to purchase all the Stock subject to an Offer, the Offeror shall be permitted, at any time or times within sixty (60) days after the lapse of all options arising in connection with such Offer, to dispose of all the Stock that was subject to such Offer; Provided, however, that no such Disposition shall be made at a lower price (if the Disposition involves a sale) nor on different terms nor to any person other than specified in such Offer; and further provided that the other party to the Disposition shall agree to be bound by the terms of this Agreement and shall execute all documents reasonably requested by the Corporation to evidence such agreement. If, after the lapse of such sixty (60) day period, no such Disposition has been made, the Offeror must make a new Offer prior to making any Disposition of such Stock.

       3.   Sale of Stock upon Death of Shareholder
            ---------------------------------------
            (a) Upon ???? death of a Shareholder, ???? personal representative of the deceased Shareholder shall promptly notify the Corporation and the remaining Shareholders of the deceased Shareholder's death. Once such notice has been received by all such parties (the "Obligation Date"), the Corporation shall be obligated to purchase all of the deceased Shareholder's Stock, and such deceased Shareholder's surviving spouse, if any, and executor or administrator shall be obligated to sell such Stock to the Corporation. The price per share at which such Stock shall be purchased shall be an amount equal to the purchase price determined as provided in Paragraphs 8(a-d), (the date of the offer thereunder being the Obligation Date). Such purchase shall be consummated within six (6) months from the Obligation Date, but shall otherwise be made in accordance with Paragraphs 8(e) and 8(f) of this Agreement.

            (b)  To provide a fund with which to purchase Stock upon the death of a Shareholder, the Corporation may, at its option, apply for insurance on the lives of any or all of the Shareholders. The Corporation shall pay all premiums on such insurance policies and shall upon request of the Shareholders give proof of payment to the Shareholders within twenty (20) days after the due date of each premium. if any premium on any such policy shall not be paid within twenty (20) days after its due date, the person insured under such policy shall have the right to pay such premium and be reimbursed by the Corporation. The Corporation or a trust established by the Corporation for such purpose (the "Policy Owner") shall be the sole owner and beneficiary of all of such policies, but during the term of this Agreement the Policy Owner shall not exercise any rights under the policies or modify or impair any of the values of such policies without the written consent of all Shareholders covered by such policies. Each such policy may be purchased by the Shareholder covered by such policy (provided that the Shareholder is the sole insured on the policy) at his option ("Policy Purchase Option") upon the occurrence of either of the following events: (i) the termination of such Shareholder's ownership of all his Stock for any reason other than the death of such Shareholder or (ii) the termination of this Agreement. The Policy Purchase Option shall be exercised by payment to the Policy Owner within ninety (90) days from the date of the event giving rise to the Policy Purchase option (the "Date") of an amount equal to the cash surrender value of such policy as of the Date, minus the amount of any indebtedness outstanding against such policy, plus an amount equal to the portion of any premium paid which covers the period beginning with the Date. The policies covered by and subject to this Agreement shall be listed in the Insurance Schedule attached hereto as Exhibit B and made a part hereof. Unless the
                            ---------
Policy Purchase Option has been exercised, upon the death of any Shareholder insured by any such policy, the Policy Owner shall collect all proceeds of such policy subject to Paragraph 8(e) hereof.

            (c) If the Corporation shall not have sufficient surplus to permit it lawfully to purchase all the Stock of the deceased Shareholder upon the expiration of the six (6) month period set forth in Paragraph 3(a) the obligation of the Corporation to buy and the obligation of the deceased Shareholder's executor or administrator and the deceased Shareholder's spouse to sell those shares that the Corporation cannot lawfully buy shall continue until such time as the Corporation may discharge such obligation and, in addition, Paragraph 2(c) shall apply to all such shares, the date of the effectiveness of the option of the surviving Shareholders thereunder being the date upon which such six (6) month period set forth in Paragraph 3(a) expires.

The price at which such Stock may be purchased under such option shall be the same as the price to be paid by the Corporation under Paragraph 3(a) above and shall be payable in accordance with Paragraphs 8(e) and 8(f), provided that the closing shall take place thirty (30) days from the date the option is exercised. In the event such option is fully exercised in accordance with Paragraph 2(c), the aforementioned continuing obligations to buy or sell shall be discharged.

            4.Disposition upon Termination of Marital Relationship.
              -----------------------------------------------------
            (a) If the marital relationship of a Shareholder is terminated by the death of such Shareholder's spouse or by divorce and (i) such Shareholder does not succeed to his or her spouse's community interest, if any, in the Shareholder's Stock, or (ii) if any Stock owned by the Shareholder devolves to his or her spouse as a result of divorce, then such Shareholder shall promptly notify the remaining Shareholders of that fact, stating the date of such death or divorce. Such Shareholder shall then have the option to purchase all of his or her spouse's interest in the Stock, and the spouse or the executor or administrator of the spouse's estate shall be obligated to sell such interest. Such option must be exercised in accordance with Paragraph 2(d) within ninety
 (90) days after such death or divorce. The price at which such interest shall be purchased shall be an amount equal to the purchase price per share determined as provided in Paragraphs 8(a-d) (the date of the offer thereunder being the date of such death or divorce), provided that if the interest subject to such option is an undivided interest in shares, the purchase price per share shall be multiplied by the fraction that represents such undivided interest. The purchase price shall be payable as provided in Paragraphs 8(e-f) (provided that the closing shall be held within thirty (30) days from the date such Shareholder exercises such option). Should such Shareholder fail to exercise such option and deliver notice of such exercise to the remaining Shareholders within such ninety (90) day period, such failure shall constitute an offer, and the provisions of Paragraphs 2(c-f) shall apply to such interest, the date of the offer thereunder being the ninety-first day after such death or divorce. The price at which such Stock may be purchased and the terms of payment shall be as set forth in Paragraphs 8(a-f) provided that the purchase price per share determined as provided in Paragraphs 8(a-d) shall be adjusted, if necessary, as set forth above. It is expressly agreed, however, that this Paragraph 4 shall apply only to Stock transferred to a spouse as a result of or in settlement of such spouse's community property interest in Stock that was originally held of record by the Shareholder, and shall not be construed so as to authorize the purchase of any Stock of which such spouse is the record owner.

            (b) Any Stock or interest in Stock held by a Shareholder as a trustee of a trust as a result of the death or divorce of the spouse of such Shareholder shall be treated as owned by such Shareholder for purposes of this Agreement, and any obligation of a Shareholder to sell or offer to sell Stock includes any Stock or interest in Stock held by him or her as trustee of such trust. If such Shareholder ceases to act as trustee of such trust for any reason, such Shareholder shall promptly notify the remaining Shareholders of that fact, stating the date such shareholder ceased to act as trustee. Such Shareholder shall then have the option to purchase all the Stock (or interest in the Stock) held in such trust. Such option must be exercised in accordance with Paragraph 2(d) within ninety (90) days after such Shareholder ceases to act as trustee of such trust. The price at which such Stock or interest shall be purchased shall be an amount equal to the purchase price per share determined as provided in Paragraphs 8(a-d) (the date of the Offer thereunder being the date such Shareholder ceases to act as trustee of such trust) provided that if an interest subject to such option is an undivided interest in shares, the purchase price per share shall be multiplied by the fraction that represents such undivided interest. The purchase price shall be payable as provided in Paragraphs 8(e-f) (provided that the closing shall be held within thirty (30) days from the date such Shareholder exercises such option). Should such Shareholder fail to exercise such option and to deliver notice of such exercise to the remaining Shareholders within such ninety (90) day period, such failure shall constitute an Offer, and the provisions of Paragraphs 2(c-f) and Paragraphs 8(a-f) shall apply to such Stock or interest, the date of the Offer thereunder being the ninety first day after such Shareholder ceases to act as trustee of such trust, provided that the purchase price per share determined as provided in Paragraphs 8(a-d) shall be adjusted, if necessary, as set forth above.

       5.   Mandatory Disposition Event.
            ----------------------------
            (a) Upon any Mandatory Disposition Event of Shareholder, then the other Shareholders and the Corporation shall have the options as set forth in Paragraphs 2(c-f) to elect to purchase the Stock of the Shareholder suffering said Mandatory Disposition Event. The price at which such Stock may be purchased under such option and the terms of payment shall be as set forth in Paragraphs 8(a-f). The date of the Offer shall be the later of (i) the date of the Mandatory Disposition Event or (ii) the date all the other Shareholders learn of such Mandatory Disposition Event.

       6.   Involuntary Disposition.
            ------------------------
            (a) Prior to or upon any Involuntary Disposition of Stock not specifically covered by another Section of this Agreement, the Shareholder who owns such Stock or the representative or successor in interest of such Shareholder shall send written notice thereof to the other Shareholders disclosing in full the nature and details of such Involuntary Disposition. Such notice shall constitute an Offer, and the provisions of Paragraphs 2(c-f) and Paragraphs 8(a-f) shall apply, provided that the period of the option conferred by Paragraph 2(c) shall be two (2) years for the Shareholders and three (3) years for the Corporation. The date of the Offer shall be the later of (i) the date of such Involuntary Disposition or (ii) the date upon which all the other Shareholders learn of such Involuntary Disposition, whether by virtue of receipt of the above referenced notice or otherwise.

       7.   Event of Sale of Corporation.
            -----------------------------
            (a) If the Shareholders of the Corporation receive a bona fide third party offer to purchase all of the issued and outstanding Stock, and if Shareholders holding fifty-one percent (51%) or more of the issued and outstanding Stock of the Corporation agree to accept such offer (the "Consenting Shareholder") and Shareholder declines such offer (the "Dissenting Shareholder"), the Dissenting Shareholder shall have the option for a period of sixty (60) days from the date of such bona fide third party offer to elect to purchase the Stock of the Consenting Shareholder subject to the terms and conditions as set forth in Paragraphs 2(c-f). In the event that the Dissenting Shareholder does not exercise the option set forth herein to purchase such Stock, said inaction shall be deemed acceptance of such third party bona fide offer for the purposes of this Agreement.

        8.  Purchase of Stock Pursuant to Paragraphs 3,4,5 or 6 Herein.
            ----------------------------------------------------------
            (a) Unless otherwise agreed, the price per share to be paid upon any purchase of Stock pursuant to Paragraphs 3,4,5 or 6 herein shall be the price of the Stock as of the date of the offer determined as follows: At every annual meeting of Shareholders (or other mutually agreed time), the Shareholders shall agree upon the value of one (1) share of Stock for purposes of this Agreement. Such value shall be computed as of December 31 of the previous fiscal year or as of such other time as may be mutually agreed upon and shall be calculated as ( 3 X A)+B, where "A" equals the average net income after taxes of the Corporation for the fiscal year then ended and the four (4) fiscal years prior thereto and where "B" equals the excess (or deficit) of the net book value of the total assets less total liabilities of the Corporation, with said determination of total assets and total liabilities (said liabilities to include any outstanding issue(s) of preferred stock containing a mandatory redemption clause) being made in accordance with Generally Accepted Accounting Principles (except to the extent of the adjustments set forth herein). Such value shall be stipulated on the Valuation Schedule attached hereto as Exhibit A and made a part hereof. Failure of the
                             ---------
 Shareholders to stipulate the value of the Stock at any time when such stipulation is provided for herein shall not affect the validity or enforceability of this Agreement, rather the value of the Stock shall be determined in accordance with Paragraph 8(d) below.

            (b) Notwithstanding the aforementioned, at the request of either the Selling Party or the Purchasing Party the value of the Stock may be computed as of December 31 of the current fiscal year in the event that the date of the offer is June 1 of said fiscal year or thereafter. In such instance, notwithstanding anything herein to the contrary, the closing shall be on or prior to March 31 of the immediately succeeding calendar year.

            (c) At each December meeting of the Board of Directors of the Corporation, or as of such other time as may be mutually agreed upon, the directors (by majority vote of a quorum of Directors) shall determine the market value of all land and buildings owned by the Corporation. Said value shall be used in lieu of the net book value of such land and buildings for the succeeding twelve (12) calender month period in determining the net book value of the Corporation as set forth in Paragraph 8(a) above. In the event that the Directors shall fail to determine the market value of all land and buildings owned by the Corporation, the value shall remain the net book value as reflected on the balance sheet of the Corporation.

            (d) In the event that eighteen (18) months or more shall have elapsed from the date of this Agreement and no resolution fixing and determining the value of the Stock shall have been adopted in accordance with Paragraph
8(a) hereof during the eighteen (18) month period preceding the Offer, the calculation of such value shall be determined by an appraisal committee (the "Appraisal Committee"). The Appraisal Committee shall be composed of two independent disinterested and qualified commercial appraisers, one of whom shall be appointed by the Selling Party and the other whom shall be appointed by the Purchasing Party. The appointment of the Appraisal Committee shall be within ten (10) days of the Obligation Date or within ten (10) days of the election by the Purchasing Party to accept the Offer.

If the Selling Party fails or refuses to name an appraiser within the time required, the Purchasing Party may name two appraisers. Likewise, if the Purchasing Party fails or refuses to name an appraiser within the time required the Selling Party may name two appraisers. The two appraisers so appointed shall constitute the Appraisal Committee and shall determine the value of the Stock to be purchased within thirty days (30) days after their appointment. If the Appraisal Committee cannot agree on a value, then they shall appoint a third appraiser who shall determine the value of the Stock to be purchased within thirty (30) days after his appointment. Expenses of the Appraisal Committee shall be paid one-half by the Purchasing Party and one-half by the Selling Party. In the event of the use of an Appraisal Committee, the closing shall be within thirty (30) days of the date a value of the Stock is determined by such Appraisal Committee.



      (e) In the event of a purchase of Stock pursuant to Paragraphs 3, 4., 5 or 6 herein, the greater of (i) ten percent (10%) of the purchase price determined under Paragraphs 8(a-d) of the Stock being acquired by each Purchasing Party or
(ii) the proceeds, if any, of life insurance (purchased pursuant to Paragraph 3(b) herein) up to the purchase price determined under Paragraphs 8(a-d) of the Stock being acquired by each Purchasing Party shall be paid in cash or by certified or cashier's check upon the closing, and any balance shall be evidenced at such time by the negotiable promissory note of such purchaser, payable in sixty (60) or fewer equal monthly installments beginning thirty (30) days from the date of the closing, bearing interest at the rate set forth below in Paragraph 8(f), without prepayment penalty and secured by the Stock purchased. All checks and notes payable under this paragraph shall be actually-delivered or sent by certified or registered mail, return receipt requested, properly stamped and addressed. In the latter case, delivery shall be deemed to have been made upon the deposit of such documents in the mail.

          (f) The interest rate applicable to all promissory notes delivered pursuant to Paragraph 8(e) shall be fixed at each December meeting of the Board of Directors of the Corporation, or as of such other time as may be mutually agreed upon, by a majority vote of a quorum of Directors. In the event that the Directors shall fail to fix an interest rate, the rate shall be the lesser of
(i) the Prime Rate as published in the Wall Street Journal Money Rate Section as of the date of the promissory note, (ii) nine percent (9%) per annum, or (iii) the maximum allowable rate. Such interest rate shall be stipulated on the Valuation Schedule attached hereto as Exhibit A and made a part hereof.
                                      ---------
Notwithstanding anything herein, or in any note delivered pursuant to this Agreement, to the contrary, it is agreed that in no event shall the interest rate under this Paragraph 8(f) exceed the maximum amount of interest permitted by law, and in the event any excess interest beyond such maximum amount is agreed to or paid, such excess shall be deemed a mistake and, if paid, shall be either refunded to the payor or credited to the principal amount of the promissory note, at the option of the maker of the note.

          9.   (Intentionally Omitted)
          10.  (Intentionally Omitted)
          11.  Endorsement of Stock Certificates.  All certificates of Stock of
               ---------------------------------
the Corporation now owned or that may hereafter be acquired by the Shareholders shall be endorsed on the back thereof as follows:

     BY AGREEMENT AMONG THE CORPORATION AND ITS SHAREHOLDERS, RESTRICTIONS HAVE BEEN PLACED UPON THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND UPON THE VOTING RIGHTS APPURTENANT THERETO. A COPY OF THE AGREEMENT, WHICH CONTAINS A FULL STATEMENT OF THE RESTRICTIONS, WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

Such certificates shall be endorsed on the front thereof as follows:

          SEE RESTRICTIONS ON REVERSE SIDE.

     12.  Notices.  All Offers, exercises, notices, requests, designations,
          -------
approvals, consents or decisions required or permitted to be sent hereunder to the Corporation or to any Shareholder or spouse of a Shareholder must be in writing and either hand delivered or mailed by registered or certified mail, return receipt requested, properly stamped and addressed to the party entitled to receive such notice or other document at P. 0. Box 9097, Austin, Texas 78766, or at such other address as such party shall request in a written notice, sent to the Corporation and to all Shareholders. Except as specifically provided herein, such notice shall be deemed effective as of the date of delivery (if hand delivered) or the date of mailing (if mailed by registered or certified mail in the manner set forth above).

     13.  Miscellaneous Provisions.
          ------------------------

          (a) This Agreement shall be subject to and governed by the laws of the State of Texas.

          (b) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Titles of Paragraphs are for convenience only and neither limit nor amplify any of the provisions contained herein.

          (c) This Agreement shall be binding upon the Corporation, the Shareholders, the spouses of the Shareholders and their heirs, executors, administrators, successors and assigns.

          (d) This Agreement may be amended from time to time by an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment.

          (e) Upon execution of this Agreement, the rights, duties and obligations of the Shareholders with respect to the matters set forth herein shall be governed solely by the provisions of this Agreement, and all representations, warranties, terms and conditions with respect to such matters which may be contained in any prior writing executed by the Shareholders (or by any of them), including, but not limited to, that certain Stock Transfer Restriction Agreement dated February 17, 1983 between the Corporation and Mark
T. Walton shall be null and void and of no further force and effect.

          (f) This Agreement shall terminate automatically upon the bankruptcy or dissolution of the Corporation, upon the occurrence of any event which reduces the number of Shareholders to one (except as specifically provided herein) or upon the deaths of all the Shareholders within a period of sixty (60) days. In the last event, the ownership of the Stock of the Corporation which existed immediately prior to the death of the first Shareholder in such sixty
(60) day period shall not be altered by this Agreement. This Agreement may also be terminated by an instrument in writing signed by all those who are parties to this Agreement at the time of the signing of such instrument.

          (g) Upon the disposition of a Shareholder's Stock, such Shareholder shall cease to be a party to this Agreement and shall have no further rights hereunder except as may be specifically provided herein.

          (h) The spouses of the Shareholders, if any, are fully aware of, understand, and fully consent and agree to, the provisions of this Agreement and its binding effect upon any community property interests they may now or hereafter own, and agree that the termination of their marital relationship with any Shareholder for any reason shall not have the effect of removing any Stock of the Corporation otherwise subject to this Agreement from the coverage hereof, and that their awareness, understanding, consent and agreement are evidenced by their signing this Agreement. Further, such spouses agree that in the case of any Stock that is the community property of such spouse and a Shareholder, all rights of management, control and disposition (within the meaning of the Texas Family Code) of such community property shall be exercisable solely by such Shareholder, unless such Shareholder is under a disability.

          (i) Any attempted Disposition in breach of this Agreement shall be void and of no effect, and shall constitute an Offer, and the provisions of Paragraphs 2(c-g) shall apply thereto; provided that the date of the Offer for purposes of this paragraph shall be deemed to be the date as of which the Corporation has actual knowledge of such attempted Disposition. Each party hereto acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

          (j) The Corporation hereby agrees not to issue or sell shares of Stock to any person who is not already a party hereto unless such person and such person's spouse agree to become parties to this Agreement contemporaneously with the issuance of the shares and agree to become parties to this Agreement by the execution of an Addendum Agreement in the form attached hereto as Exhibit C,
                                                                      ---------
which Addendum Agreement shall bind them to, and grant them the benefits of, this Agreement as though they were original parties hereto. The Corporation and the Shareholders further agree that if a party hereto marries after obtaining shares of Stock, the Corporation and the Shareholders shall not issue or sell additional shares of or interests in or rights to acquire Stock to such Shareholder unless such Shareholder's spouse agrees to become a party to this Agreement contemporaneously with the issuance of the additional shares by executing an Addendum Agreement as provided in the preceding sentence. For these purposes, all the Shareholders (and their respective spouses, if any) hereby appoint the Corporation as their agent and attorney to execute such Addendum Agreement on their behalf and expressly bind themselves to the Addendum Agreement by the Corporation's execution of that Agreement without further action on their part.

          (k)  Pursuant ???? ???? 2.22 and ???? ???? ???? the ???? Business
Corporation Act, amended (the "TBCA"), a interpart of this Agreement shall be deposited with the corporation at principal place of business and its registered office and shall be subject to the same right of examination by a Shareholder of the Corporation, in person or by agent, attorney or accountant, as are the books and records of the Corporation.

          (1) If any provision(s) of this Agreement, or the application thereof to any party hereto or under any circumstances, shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          (m) This Agreement constitutes a "Voting Agreement" in accordance with the provisions of article 2.30B of the TBCA.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple counterparts, each of which shall be deemed an original, on the date and year first above written.

       SPOUSES                                   SHAREHOLDERS



 /s/ Mary E. Bohls                              /s/ E.D. Bohls
- ----------------------------                  ------------------------
                                                    E.D. Bohls


 /s/ Dawn S. Bohls                              /s/ James C. Bohls
- ----------------------------                  ------------------------
                                                    James Bohls


 /s/ Margaret M. Cox                             /s/ Jesse Cox
- ----------------------------                  ------------------------
                                                     Jesse Cox


 /s/ Bonnie B. Siddons                           /s/ R.C. Siddons
- ----------------------------                  ------------------------
                                                     R.C. Siddons


 /s/ Patricia J. Simpson                         /s/ Joe Simpson
- ----------------------------                  ------------------------
                                                     Joe Simpson


                                                 /s/ Ron Spradling
____________________________                  ------------------------
                                                     Ron Spradling


/s/ Debbie L. Walton                             /s/ Mark T. Walton
- ----------------------------                  ------------------------
                                                     Mark T. Walton



                                  CORPORATION

                          TRAVIS BOATS & MOTORS, INC.


     BY: /s/ Mark T. Walton        Mark T. Walton, President
         -------------------------

                                   EXHIBIT A
              TO STOCK TRANSFER RESTRICTION AND VOTING AGREEMENT

                              VALUATION SCHEDULE
                              ------------------

            LAND/BUILDING    NUMBER OF            VALUE
  DATE      ADJUSTMENT       SHARES OUTSTDG      PER SHARE       INTEREST RATE
  ----      ----------       --------------      ---------       -------------
                                                                 PRIME + 1%
            $   0                600             $               FIXED ANNUALLY %
- --------     ------------    --------------       ---------      --------------

SHAREHOLDERS
- ------------

E.D. Bohls               /s/ E.D. Bohls
                         ---------------------

James Bohls              /s/ James C. Bohls
                         ---------------------

Jesse Cox                /s/ Jesse Cox
                         ---------------------


R.C. Siddons             _____________________


Joe Simpson              /s/ Joe Simpson
                         ---------------------


Ron Spradling            _____________________


Mark T. Walton           /s/ Mark T. Walton
                         ---------------------

CORPORATION
- -----------
TRAVIS BOATS & MOTORS, INC.

By: /s/ Mark T. Walton, President
    -----------------------------
    Mark T. Walton, President

                                   EXHIBIT B
              TO STOCK TRANSFER RESTRICTION AND VOTING AGREEMENT

                              INSURANCE SCHEDULE
                              --------- --------

                          INSURANCE      POLICY      POLICY      POLICY       POLICY
 SHAREHOLDER               COMPANY        TYPE       NUMBER       DATE        AMOUNT
 -----------              ---------      ------      ------      ------       ------

E.D. Bohls              SOUTHWESTERN     WHOLE     1000010202    6/28/92     $300,000
                           LIFE          LIFE

James Bohls              SECURITY        TERM      1013101R      7/27/92     $250,000
                        CONNECTICUT      LIFE

Jesse Cox             _______________________________________________________________

R.C. Siddons             SECURITY        TERM      101310OX      7/27/92     $600,000
                        CONNECTICUT      LIFE

Joe Simpson              JACKSON         TERM      0019879780    8/l/92      $300,000
                         NATIONAL        LIFE

Ron Spradling             CROWN          TERM      2,482,808     11/9/88     $100,000
                          LIFE           LIFE

Mark T. Walton           SECURITY        TERM      1013099R      7/27/92   $1,000,000
                        CONNECTICUT      LIFE

CORPORATION
- -----------
TRAVIS BOATS & MOTORS, INC.



BY: /s/ Mark T. Walton
    -------------------------
    Mark T. Walton, President

                                   EXHIBIT C

              TO STOCK TRANSFER RESTRICTION AND VOTING AGREEMENT


                              ADDENDUM AGREEMENT
                              ------------------

     Addendum Agreement made this ______ day of ____________________, 19_____ by and between ______________________________ (the "new Shareholder"); the New
Shareholder's spouse; ________________________________ ___________ a Texas corporation (the "Corporation"); and the other shareholders (the "Shareholders") of the Corporation; who are parties to that certain Agreement dated _______, 19___ (the "Agreement"), between the Corporation and its shareholders and the respective spouses of the Shareholders.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Corporation and the Shareholders and their respective spouses entered into the Agreement to impose certain restrictions and obligations upon themselves and the shares of stock (the "Stock") of the Corporation;

     WHEREAS, the New Shareholder desires to become a shareholder of the Corporation; and

     WHEREAS, the Corporation and the Shareholders have required in the Agreement that all persons being offered Stock must enter into an Addendum Agreement binding the New Shareholder and the New Shareholder's spouse to the Agreement to the same extent as if they were original parties thereto, so as to promote the mutual interests of the Corporation, the Shareholders and the New Share-holder by imposing the same restrictions and obligations on the New Shareholder and the Stock to be acquired by him as were imposed upon the Shareholders under the Agreement,

     NOW, THEREFORE, in consideration of the mutual promises of the parties, and as a condition of the purchase of Stock in the Corporation, the New Shareholder and the spouse of the New Shareholder acknowledge that they have read the Agreement. The New Shareholder and the spouse of the New Shareholder shall be bound by, and shall have the benefit of, all the terms and conditions set out in the Agreement to the same extent as if they were signatories to the Agreement. This Addendum Agreement shall be attached to and become a part of the Agreement.

                                        ________________________________________
                                        New Shareholder


                                        ________________________________________
                                        Spouse of New Shareholder


     Agreed to on behalf of the Shareholders and the Corporation pursuant to Paragraph 13 (j) of the Agreement.


                                        ________________________________________

                                        By:  ___________________________________
                                             President



                                   Exhibit C
                                    Page 2